Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Textron Savings Plan and Textron Canada Savings Plan of our reports dated February 25, 2009, with respect to the consolidated financial statements and schedule of Textron Inc. and the effectiveness of internal control over financial reporting of Textron Inc., included in its Annual Report (Form 10-K) for the year ended January 3, 2009, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Boston, Massachusetts
July 31, 2009